Exhibit 10.3

AMERICAN RECEIVABLES NOTE

U.S. $690,000.00	Houston, TX	June 3, 2011

FOR VALUE RECEIVED, the undersigned, SB Group Holdings, Inc., a Delaware corporation (“Maker”), hereby unconditionally promises to pay to the order of Stratum Holdings, Inc., a corporation organized and existing under the laws of Nevada, (“Payee”), the principal sum of U.S.$690,000.00, or such other amount as may result from any adjustment to the Purchase Price in accordance with Section 2.2(b) of the Stock Purchase Agreement; provided, however, that the amount owed by Maker to Payee hereunder shall be limited to no more than the amount of outstanding accounts receivable of Maker (which shall include the accounts receivable on the books of the Company) on the date hereof, plus the amount of the difference, if any, between the Purchase Price as adjusted upward due in accordance with Section 2.2(b) of the Stock Purchase Agreement, and the outstanding accounts receivable shown on the books and records of the Maker on the date hereof that are actually collected by the Maker in the ordinary course of business after the date hereof.

1.           Definitions.  When used in this Note, the following terms shall have the respective meanings specified herein or in the Section referred to:

“Business Day” means a day upon which business is transacted by national banks in Houston, Texas.

“Default” has the meaning ascribed to it in Section 6 hereof.

“Maximum Rate”  means, with  respect to the holder hereof, the maximum non-usurious rate of interest which, under all applicable legal requirements, such holder is permitted to contract for, charge, take, reserve, or receive on this Note.  If the laws of the State of Texas are applicable for purposes of determining the “Maximum Rate”, then such terms means the “weekly ceiling” from time to time in effect under Texas Finance code 303.001, as amended, as limited by Texas Finance Code 303.009.

“Note” means this American Receivables Note.

“Pledge” means that certain Pledge and Security Agreement, dated of even date herewith, by and between Maker and Payee.

“Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated June 3, 2011, pursuant to which Maker purchased all of the issued and outstanding capital stock of Decca Consulting, Inc., a corporation organized and existing under the laws of Nevada.

2.           Payment.  The principal on this Note shall be payable to Payee by Maker upon the receipt by Maker, or by Decca Consulting, Inc. (the “Company”), a wholly-owned subsidiary of Maker, within 5 Business Days of collections of good funds received from customers of the Company on account of accounts receivable of the Company in existence on the date of this Note.

All payments of principal and interest of this Note shall be made by Maker to Payee in immediately available funds.

Should any installment of the principal on this Note become due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.

3.           Security.  The payment of this Note is secured by the Pledge.

4.           Waivers.  Maker and each surety, endorser, guarantor, and other party ever liable for  payment of any sums of money  payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration, and intention to accelerate, or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

5.           Representations and Warranties.  Maker hereby represents and warrants to Payee as follows:

(a)
Maker is a corporation, duly organized, validly existing and in good standing under the laws of Nevada and has the power and authority to own its property and to carry on its business in each jurisdiction in which it does business.

(b)
Maker has full power and authority to execute and deliver this Note and to incur and perform the obligations provided for herein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Maker.  No consent or approval of any public authority or other third party is required as a condition to the validity of this Note.

(c)	There is no event that is, or with notice of passage of time, or both, would be, a Default under this Note and the Pledge.

(d)	This Note constitutes the valid and legally binding obligation of Maker, enforceable against Maker in accordance with its terms.

(e)
There is no charter, bylaw, stock provision or other document pertaining to the organization, power or authority of Maker and no provision of any existing agreement, mortgage, indenture or contract binding on Maker or affecting Maker’s property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Note and the Pledge.

All representations and warranties made under this Note shall be deemed to be made at and as of the date hereof.

6.           Default and Remedies.

A “Default” shall exist hereunder if any one or more of the following events shall occur and be continuing:  (i) Maker shall fail to pay when due any principal on this Note and after receipt of written notice from Payee, Maker fails to make such payment within 15 days of receipt of  such notice (the “Cure Period”); (ii)   this Promissory Note shall cease to be a legal, valid, binding agreeable enforceable against Maker in accordance with its terms or shall in any way be terminated or become or be declared ineffective or inoperative; (iii) maker shall (A) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of itself or of all of substantially all of its assets, (B)  be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; (iv) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or appointing a receiver, trustee, intervenor or liquidator of any such person, or of all or substantially all of its or their assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days.

If Maker fails or refuses to pay any part of the principal upon this Note after receipt of written notice from Payee and expiration of the applicable Cure Period, then Payee may, at its option (i) declare the entire unpaid balance of principal of the Note to be immediately due and payable without presentment or further notice of any kind which Maker waives pursuant to Section 4 herein (ii) reduce any claim to judgment, and/or (iii) pursue and enforce any of Payee’s rights and remedies under the Pledge or available pursuant to any applicable law or agreement.

7.           Reporting Requirement.   Upon request, Maker shall provide to Payee a report of the accounts receivable of the Maker on the date hereof, all collections received since the date hereof (whether or not such collections have been remitted to Payee), and an aging of such accounts receivable from the date of invoice; provided, that Maker shall not make a request pursuant to this clause 7 more frequently than weekly.

8.           Voluntary Prepayment.  Maker reserves the right to prepay the  outstanding principal balance of, and all accrued but unpaid interest on, this Note, in whole or in part, at any time and from time to time, without premium or penalty.

9.           Costs.  If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership or other court proceedings, Maker agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorney’s fees, including all costs of appeal.

10.           Notices.  Any notice that may be given by either Maker or Payee shall be in writing and shall be deemed given upon the earlier of the time of receipt thereof by the person entitled to receive such notice, or if mailed by registered or certified mail or with a recognized overnight mail courier upon two (2) days after deposit with the Post Office of the United States or Canada or one (1) day after deposit with such overnight mail courier, if postage is prepaid and mailing is addressed to Maker or Payee, as the case may be, at the following addresses, or to a different address previously given in a written notice to the other party:

To Maker:	SB Group Holdings, Inc.
3820 State Street
Santa Barbara, CA 93105
Attn: Grant Haws
Telephone: (805) 882-2200
Facsimile: (805) 898-7114

To Payee:	Stratum Holdings, Inc.
Three Riverway, Suite 1590
Houston, Texas 77056
Attn.: Chief Executive Officer
Telephone: (713) 479-7075
Facsimile: (713) 479-7080
With a copy to:
Haynes and Boone, LLP
One Houston Center
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Attn: Bryce D. Linsenmayer, Esq.
Telephone: (713) 547-2007
Facsimile: (713) 236-5540

11.           GOVERNING LAW.  THIS INSTRUMENT AND ALL ISSUES AND CLAIMS ARISING IN CONNECTION WITH OR RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY SHALL BE GOVERNED AND CONSTRUED INACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

12.           ENTIRETY.  THE PROVISIONS OF THIS NOTE MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY MAKER AND PAYEE.  THIS NOTE, THE PLEDGE AND THE STOCK PURCHASE AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUIBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE.  THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

13.           WAIVER OF JURY TRIAL.  MAKER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARYILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FOREGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING OT THIS NOTE OR THE PLEDGE.

14.           Assignment.  Neither this Note nor any rights or obligations under it are assignable without the express written consent of Maker and Payee.

15.           Parties in Interest.  This Note shall be binding upon and insure to the benefit of each party hereto and their respective successors and assigns, and nothing in this Note, express or implied, is intended to confer upon any other person  any rights or remedies of any nature whatsoever under or by reason of this Note.   Nothing in this Note is intended to relieve or discharge the obligation of any third person to any party to this Note.

            16.                      Limited Recourse. Notwithstanding anything in this Note to the contrary, the amount owed by Maker to Payee hereunder shall be limited to no more than the amount of outstanding accounts receivable of Maker on the date hereof, plus the amount of the difference, if any, between the Purchase Price as adjusted upward due in accordance with Section 2.2(b) of the Stock Purchase Agreement, and the outstanding accounts receivable shown on the books and records of the Maker on the date hereof that are actually collected by the Maker in the ordinary course of business after the date hereof.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above and effective as of the date first written above.

MAKER:

SB GROUP HOLDINGS, INC.

By: /s/ Robert Olson
Name: Robert Olson
Title: Secretary

PAYEE:

STRATUM HOLDINGS, INC.

By: /s/ D. Hughes Watler, Jr.
Name: D. Hughes Watler, Jr.
Title: Chief Financial Officer